EXHIBIT 10.3

上海乐盼商务信息咨询有限公司

Shanghai Lepan Business Information Consulting Co., Ltd.

与

And

深圳市前海乐富电子商务有限公司

Shenzhen Qianhai Lefu E-Commerce Co., Ltd.

及

And

杨永强

Yongqiang Yang

及

And

金为民

Weimin Jin

之

_____________________________

独家购买权协议

EXCLUSIVE CALL OPTION AGREEMENT

_____________________________

2018年9月29日

Date：September 29，2018

独家购买权协议

EXCLUSIVE CALL OPTION AGREEMENT

本独家购买权协议（“本协议”）由以下各方于2018年9月29日在上海市签署：

This Exclusive Call Option Agreement (“the Agreement”) is made and entered into by and among the following parties on September 29，2018 in Shanghai:

(1)	上海乐盼商务信息咨询有限公司（以下简称为“甲方”） 注册地址：上海市浦东新区祝桥镇川南奉公路5825号1幢301室 法定代表人：杨永强
(1)

Shanghai Lepan Business Information Consulting Co., Ltd. (hereinafter referred to as Party A)

Registered address: No. 301, Building 1, No. 5825, Chuannan Feng Road, Zhuqiao Town, Pudong New District, Shanghai.

Legal representative: Yongqiang Yang

(2)	深圳市前海乐富电子商务有限公司（以下简称为“乙方”） 注册地址：深圳市前海深港合作区前湾一路1号A栋201室（入驻深圳市前海商务秘书有限公司）经营场所：深圳市南山区华润城华润置地e座30楼3006 法定代表人：杨永强
(2)

Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (hereinafter referred to as Party B)

Registered address: Room 201, Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (into Shenzhen Qianhai Business Secretary Co., Ltd.) Business Location: 3006, 30th Floor, Block E, China Resources Land, China Resources City, Nanshan District, Shenzhen.

Legal representative: Yongqiang Yang

(3)	深圳市前海乐富电子商务有限公司之下列全体股东（以下简称为“股东”）：
(3)	All shareholders in Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (referred to as Shareholders):

姓名 Name	持股比例 Share proportion	身份证件号码 ID Card No.	住址 Address
杨永强 Yongqiang Yang	55%	310111197105060835	上海市宝山区水上新村1号101室 Room101,No.1,Shuishangxincun,BaoshanDistrict, Shanghai, China
金为民 Weimin Jin	45%	332603197505292574	浙江省台州市黄岩区东城街道上后村45号 No.45,ShanghouVillage, Dongcheng Street, Huangyan District,Taizhou City, Zhejiang Province, China

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甲方、乙方和股东在本协议中合称为“各方”，又可单独称为“一方”；股东在乙方中所持有的股权，称为“股权”。

Party A, Party B and Shareholders are collectively referred to as the “Parties” and individually referred to as a “Party”; the equity owned by Shareholders in Party B is referred to as the “Equity”.

鉴于：

Whereas:

1.	甲方为依据中国法律成立并有效存续的一间有限责任公司（外商投资企业法人独资）；乙方为依据中国法律成立的一间内资有限责任公司；
1.	Party A is a wholly foreign-owned limited company duly incorporated and validly existing in accordance with Chinese laws; Party B is a validly existing limited company with exclusive domestic capital in accordance with Chinese laws;

2.	截至本协议签订之日止, 股东持有股权比例如本协议首页所述；
2.	The shareholding of different shareholders respectively are described in the first page of this Agreement as of the date entering into this Agreement;

3.	为了保证乙方和股东履行本协议项下的义务，股东和乙方同意以股东拥有的乙方全部股权质押于甲方作为担保，另行签订《股权质押协议》。
3.	The shareholders and Party B shall pledge their shares to Party A as guarantee in order to ensure their fulfillment of their obligations under this Agreement; The relevant parties shall execute an Equity Pledge Agreement separately.

因此，各方经友好协商，就独家购买权事宜达成如下协议：

Now, therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

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1. 购买权的授予和行使

1. Grant and exercise of Call Option

1.1	股东授予甲方不可撤销的、无条件的、独家购买权，在任何时间内根据中国现行有效的法律、法规和规范性文件（以下简称“中国法律”）的相关规定，购买或授权其指定的第三人购买股东所持有的全部或部分乙方股权，乙方亦同意该等授权。除甲方及其指定第三人外，任何人均无权购买该等股权。如甲方选择购买或授权其指定的第三人购买部分乙方股权，则股东按照其在乙方的持股比例向甲方或其指定的第三人转让股权；
1.1	Shareholders shall grant Party A an irrevocable and unconditional exclusive option to acquire, or designate a third person to acquire, part or all of the equity owned by Shareholders in accordance with valid Chinese laws, and Party B agrees with such authorization. No one has the right to acquire such equity except for Party A and its designated third party. Shareholders in Party B shall transfer the shares to Party A or its designated third party according to their shareholding of Party B if Party A chooses to acquire or authorize its designated third party to acquire a part of Party B’s equity;

1.2	乙方授予甲方不可撤销的、无条件的、独家购买权，在任何时间根据中国法律的相关规定，购买或授权其指定的第三人购买乙方的全部资产或部分资产，股东亦同意该等授权；
1.2	Party B shall grant Party A an irrevocable and unconditional exclusive option to acquire, or authorize its designated third party to acquire, all or part of the assets of Party B at any time in accordance with the relevant provisions of Chinese laws, and the shareholders agree with such authorization;

1.3	乙方兹同意股东根据以上第1.1条及本协议的其他规定授予甲方该等独家购买权及同意当甲方行权时股东将乙方股权转让予甲方或其指定的第三人；
1.3	Party B hereby agrees that Shareholders shall grant Party A such exclusive option in accordance with Article 1.1 above and other provisions of this Agreement and that shareholders shall transfer such equity of Party B to Party A or its designated third party when Party A exercises its right;

1.4	股东兹同意乙方根据以上第1.2条及本协议的其他规定授予甲方该等独家购买权及同意当甲方行权时乙方将资产转让予甲方或其指定的第三人；
1.4	Shareholders hereby agree that Party B shall grant Party A such exclusive option in accordance with Article 1.2 above and other provisions of this Agreement and that Party B shall transfer its assets to Party A or its designated third party when Party A exercises its right;

1.5	就本协议而言，“第三人”可以是自然人，公司，合伙，企业，信托机构或其他非公司实体；
1.5	A third party may be a natural person, corporation, partnership, company, trust or other non-corporate entity for the purposes of this Agreement;

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1.6	在法律允许的范围内，甲方可以自行决定行使以上第1.1条及第1.2条独家购买权的时间和次数。甲方行使独家购买权的方式包括但不限于：(i)书面通知有关股东购买第1.1条所述股权，并列明购买的比例（以下简称“股权转让”）或(ii)书面通知乙方购买第1.2 条所述的全部资产或主要资产（以下简称“资产转让”）；
1.6	To the extent permitted by law, Party A may decide the date and number of times it intends to exercise its exclusive option stated in Article 1.1 and 1.2 above at its discretion. The manner in which Party A may exercise the exclusive option includes but is not limited to: (i) notifying relevant Shareholders in writing to purchase the equity mentioned in Article 1.1, and specifying the ratio of acquisition (the “Equity Transfer”) or (ii) notifying Party B in writing to purchase all or major assets described in Article 1.2 (the “Asset Transfer”);

1.7	自收到书面行权通知之日起三十（30）日内，收到行权通知的股东或乙方应与甲方（或其指定的第三方）签署使股权转让或资产转让生效的股权转让协议或资产转让协议及其他必要的文件（合称为“转让文件”），并无条件地协助甲方获得股权转让或资产转让的批准，办理有关登记或备案手续；
1.7	Within 30 days from the date of receipt of the written Exercise notice, Shareholders or Party B that received the notice shall sign an Equity Transfer or Asset Transfer agreement and other necessary documents (collectively referred to as the “Transfer Documents”) with Party A to effect that transfer, and also unconditionally assist Party B in obtaining the approval of the Equity Transfer or Asset Transfer and conducting relevant registration or filing procedures;

1.8	以上第1.1条下股权转让的价格为[壹（1）元] 或，如届时中国法律所允许的最低价格高于前述价格，则以中国法律所允许的最低价格为准；
1.8	The price of the Equity Transfer under Article 1.1 above is [壹（1）元] or, the minimum price allowed by Chinese laws shall prevail if the minimum price allowed by then effective Chinese laws is higher than the aforementioned price;

1.9	以上第1.2条下资产转让的价格应当为[壹（1）元] 或，如届时中国法律所允许的最低价格高于前述价格，则以中国法律所允许的最低价格为准；
1.9	The price of the Asset Transfer under Article 1.2 above is [壹（1）元] or, the minimum price allowed by Chinese laws shall prevail if the minimum price allowed by then effective Chinese laws is higher than the aforementioned price;

1.10	在甲方按以上第1.1条行权后，甲方可以直接以2018年9月29日股东与甲方签订《借款合同》中股东的相应借款抵消股权转让价款。除上述外，股东承诺其所取得的全部股权转让价款（如有）交回至甲方指定银行账户；
1.10	Party A may offset the price for equity transfer by the corresponding loan specified in the Loan Contract signed between Party A and shareholders on September 29, 2018 after Party A exercises its rights in accordance with Article 1.1. Shareholders promise that all the proceeds from the Equity Transfer shall be returned to a bank account designated by Party A except for the aforementioned amount;

1.11	在甲方按以上第1.2条行权后，乙方承诺其所取得的全部资产转让价款应全部交回至甲方指定银行账户。
1.11	Party B promises that all the proceeds from the Asset Transfer shall be returned to a bank account designated by Party A after Party A exercises its in accordance with Article 1.2.

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2. 各方的陈述和保证

2. Representations and Warranties

2.1	各方向其他方当事人作出下述陈述和保证：(1) 有必要的权利、权力和授权签订本协议，并履行相关义务和职责； (2) 本协议的签订和履行不会 (i) 违反任何中国的相关法律，法规; (ii) 与乙方公司章程或其他组织文件相冲突；(iii) 致使或造成其违反相关文件或产生约束义务；(iv)违反任何同意或批准的授权和/或危害其持续有效的条件；(v) 导致任何同意或批准被中止、取消，或者产生附加条件；
2.1	Each party represents and warrants that: (1) it has necessary rights, power and authorization to execute, deliver and perform this Agreement, and to perform relevant obligations and duties; (2) the execution and performance of this Agreement shall not (i) violate any applicable laws of China, (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party B, (iii) cause or contribute to a violation of relevant documents or to create binding obligations, (iv) breach any consent or approved authorization and/or jeopardize conditions to its valid existence, (v) cause any consent or approval to be suspended, cancelled, or subject to additional conditions;

2.2	股东向甲方作出下述陈述和保证：除已向甲方披露的情况外，(1) 股东为乙方依法注册登记的股东，并将按照中国法律要求履行其出资义务，对其持有的乙方股权拥有合法的权利；(2) 除本协议第4条规定的股权质押以及股东授权甲方权利的授权书外，股东未在所持股权上设置其他任何质押、担保或权利负担；(3) 股东未向任何第三方转让或将转让股权，或就股权转让事宜达成任何意向；
2.2	Shareholders represent and warrant to Party A that: except for the circumstances disclosed to Party A, (1) Shareholders are lawfully registered by Party B and will fulfill their capital contribution obligations in accordance with Chinese laws and legally owns the equity of Party B; (2) The equity is free of any pledge, guarantee or other encumbrance except for the equity pledge stipulated in Article 4 of this Agreement and the Letter of Power of Attorney approved by Shareholders to Party A; (3) Shareholders have not transferred and will not transfer the equity to a third party; Shareholders have not reached any agreement regarding the Equity Transfer;

2.3	如对任何一方有司法管辖权的监管机构对本协议内容有任何意见或要求，各方将尽力满足有关要求或遵从有关意见，包括但不限于以书面形式同意修订本协议；
2.3	If any supervisory authority has any opinion or requirement regarding the content of this Agreement, the parties shall fulfil such requests or comply with relevant opinions, including but not limited to written agreements to amend this Agreement;

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2.4	乙方向甲方作出如下陈述和保证：(1) 其为依据中国法律规定合法注册并有效存续的有限责任公司；(2) 除已向甲方披露的情况外，其经营管理的重大方面均符合中国法律规定。
2.4	Party B represents and warrants to Party A that: (1) it is a limited liability company duly incorporated and validly existing in accordance with Chinese Laws; (2) its major aspects of operational management comply with Chinese Laws except for the circumstances disclosed to Party A.

3. 乙方和股东的义务

3. Covenants of Party B and Shareholders

各方进一步同意以下条款：

The parties further agree to the following provisions:

3.1	在甲方行使独家购买权、完成对股东股权或乙方资产的收购前，乙方将：
3.1	Party B shall comply with the following terms before Party A exercises its exclusive option right and complete the acquisition of equity or assets:

(1)	未经甲方事前书面同意，不得以任何方式对其及其全资和控股子公司的公司章程或者重大规章制度进行修订，也不得增加或减少注册资本，或者以任何方式改变股权结构；
(1)	Party B may not amend the articles of association or major bylaws of its own and its wholly-owned subsidiaries in any way, nor may it increase or decrease the registered capital, or change its shareholding structure in other ways without the prior written consent of Party A;

(2)	依照财务和经营管理优化原则，高效并尽责地经营，尽力实现公司资产的保值和增值；
(2)	Party B shall operate its business efficiently and responsibly in accordance with the principle of financial and business management optimization, in order to preserve or increase the value of the company’s assets;

(3)	除得到甲方事前同意外，不得向除甲方或其指定方以外任何第三方出售、转让、出租或授权使用或处理公司或其附属公司的任何资产或权利，或自任何第三方购买任何资产或权利，惟于日常业务过程发生及交易金额低于人民币【100,000】元除外；
(3)	Except with Party A’s prior written consent, it shall not sell, transfer, lease or authorize the use or disposition of any assets or rights of the Company or its subsidiaries to any third party, or purchase any assets or rights from any third party, other than Party A or its designated third party. Transactions in the ordinary course of business with amounts less than RMB 【100,000】 are not bound by this provision;

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(4)	未经甲方事前书面同意，乙方不得向任何第三方提供任何借贷、贷款或担保或自任何第三方获得任何借贷及贷款，惟于日常业务过程发生及有关负债金额低于人民币【100,000】元除外；
(4)	Party B shall not provide any third party with any loans and guarantees or obtain any loans from any third party without the prior written consent of Party A. Transactions in the ordinary course of business with amounts less than RMB 【100,000】 are not bound by this provision;

(5)	未经甲方事前书面同意，不得签订任何重大合同，但日常业务中签订的除外；
(5)	Party B shall not sign any major contract without the prior written consent of Party A, except those signed in the ordinary course of business;

(6)	应甲方要求，向其提供有关经营管理和财务信息；
(6)	Party B shall provide relevant operational management and financial information to Party A at Party A’s request;

(7)	未经甲方事前书面同意，不得收购任何第三方或与任何第三方合并，也不得向任何第三方投资；
(7)	Party B shall not acquire, merge with or invest in any third party without the prior consent of Party A in written form;

(8)	应将涉及乙方的资产、经营管理和收入的任何已知或可能发生的诉讼，仲裁或行政处罚及时通知甲方，并采取一切积极行为应对该等诉讼，仲裁或行政处罚案件；
(8)	Party A shall be promptly notified of any current or potential litigation, arbitration or administrative penalty involving Party B’s assets, business management and revenue, and all positive actions shall be taken to deal with such litigation, arbitration or administrative penalty cases;

(9)	未经甲方事前书面同意，不得以任何方式向股东发放分红；或应甲方要求，及时向股东发放可分配红利；
(9)	Dividends shall not be distributed to Shareholders in any way without the prior written consent of Party A; or, dividends shall be distributed to Shareholders in a timely manner at Party A’s request;

(10)	未经甲方事前书面同意，不得实施任何可能对乙方的资产、经营管理和债权债务有任何不利影响的其他行为；
(10)	No other acts that might adversely affect Party B’s assets, operational management and credits and debts shall be implemented without the prior written consent of Party A;

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(11)	严格遵守本协议，并积极履行本协议项下的义务，并不得实施影响本协议的有效性和可执行性的所有行为；
(11)	Party B shall strictly abide by this Agreement and actively fulfill its obligations under this Agreement, and shall not conduct all behaviors that affect the validity and enforceability of this Agreement;

(12)	签署所有必要的或相关的文件，采取所有必要的或相关的措施，提出所有必要的或相关的索赔，或对他方提出必要的或相关的抗辩，及时和恰当的保障所拥有的资产；
(12)	Party B shall execute all necessary or relevant documents, take all necessary or relevant measures, file all necessary or relevant complaints, raise all necessary or relevant defenses, and protect all its assets timely and appropriately;

3.2	在甲方行使独家购买权、完成对股东股权或乙方资产的收购前，股东将：
3.2	Shareholders shall comply with the following terms before Party A exercises its exclusive option and completes the acquisition of equity or assets:

(1)	除本协议第4条约定的股权质押以及股东授权甲方权利的授权书外，未经甲方事前书面同意，不得共同或单独转让、出售、或其他方式处置其股权也不得设置质押等任何权利负担；
(1)	Shareholders shall not collectively or individually transfer, sell or otherwise dispose of their shares, nor shall they create any pledge or other encumbrance over the equity without the prior written consent of Party A except for the equity pledge stipulated in Article 4 of this Agreement and the Letter of Power of Attorney approved by Shareholders to Party A;

(2)	除本协议第4条约定的股权质押以及股东授权甲方权利的授权书外，未经甲方事前书面同意，不得在乙方股东会作出出售、转让、抵押或处置任何股权利益，或是允许附加担保权益的股东决议；
(2)	Shareholders shall not adopt any resolutions with regard to selling, transferring, pledging as security or disposing of any shares, or creating any encumbrances at the shareholders’ meeting without the prior written consent of Party A except for the equity pledge as stipulated in Article 4 of this Agreement and the Letter of Power of Attorney approved by Shareholders to Party A;

(3)	未经甲方事前书面同意，不得以任何方式对乙方的公司章程进行修订，也不得增加或减少注册资本，或者以任何方式改变股权结构；
(3)	Shareholders shall not amend the articles of association of Party B, nor shall they increase or decrease the registered capital, or change the equity structure in any way without the prior written consent of Party A;

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(4)	未经甲方事前书面同意，保证乙方股东会不通过有关乙方或其全资、控股子公司解散、清算或者变更乙方公司类型的决议；
(4)	Shareholders shall not adopt any resolutions on the dissolution, liquidation of Party B or its wholly-owned subsidiaries or on the change of Party B’s Company type at the shareholders’ meeting without the prior written consent of Party A;

(5)	未经甲方事前书面同意，保证乙方股东会不通过有关任何利润分配方案，股东不要求或接受乙方分配利润；应甲方要求，股东应立即通过利润分配方案、接受乙方分配的利润；
(5)	Shareholders shall not adopt any resolutions on profit distribution at the shareholders’ meeting and shall not demand or accept any distribution of profits by Party B without Party A’s prior written consent; Shareholders shall adopt the resolution on a profit distribution plan and accept the profits distributed by Party B at Party A’s request;

(6)	应甲方要求，向甲方提供有关公司经营管理和财务的信息；
(6)	Shareholders shall provide relevant operational management and financial information to Party A at Party A’s request;

(7)	未经甲方事前书面同意，不得承担或继承对其股权有任何不利影响的重大债务；
(7)	Shareholders shall not undertake or inherit any major debt that will have adverse effect on their equity without the prior written consent of Party A;

(8)	仅任命甲方提名的人选担任乙方执行董事，未经甲方事前书面同意，不得更换乙方执行董事；
(8)	Only the person nominated by Party A shall be appointed as the executive director of Party B; the executive director of Party B shall not be replaced without prior written consent of Party A;

(9)	未经甲方事前书面同意，应确保执行执行董事不通过有关乙方被任何第三方收购、与任何第三方合并、或者向任何第三方投资的决议；
(9)	The shareholders shall ensure that the executive director does not adopt any resolution that results in a third party’s acquisition of or merger with Party B, or any resolution that results in an investment in a third party without the prior written consent of Party A;

(10)	应将可能对乙方存续、商业运营、财务状况、商誉构成重大负面影响的情形及时通知甲方，并立即采取所有甲方接受的措施以消除上述负面情形或进行相关有效的补救措施；
(10)	Shareholders shall promptly notify Party A of circumstances that may have a materially negative impact on Party B’s existence, commercial operation, financial status, and business reputation, and take all measures accepted by Party A to resolve the aforementioned circumstances or provide relevant effective remedies;

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(11)	应将涉及针对乙方的资产、经营管理和收入的任何现存或可能发生的诉讼，仲裁或行政纠纷及时通知甲方，并采取一切积极行为应对该等诉讼，仲裁或行政处罚案件；
(11)	Party A shall be promptly notified of any current or potential litigation, arbitration or administrative disputes involving Party B’s assets, business management and revenue, and all positive actions shall be taken to deal with such litigation, arbitration or administrative penalty cases;

(12)	未经甲方事前书面同意，不得实施任何对乙方的资产、经营管理和债权债务有任何不利影响的其他行为；
(12)	No other acts that might have an adverse impact on Party B’s assets, business management and credits and debts shall be implemented without Party A’s prior written consent;

(13)	应保证乙方执行执行董事在中国法律授权的范围内通过本协议项下股权转让或资产转让的决议；
(13)	The executive director of Party B shall guarantee that the resolution regarding the Equity or Asset Transfer under this Agreement is adopted to the extent authorized by the Chinese laws;

(14)	作为乙方股东，尽其最大努力促使乙方履行本协议第3.1条规定的义务；
(14)	The shareholders shall do their utmost to prompt Party B to fulfill its obligations under Article 3.1 of this Agreement as Party B’s shareholders;

(15)	如股东发生死亡、丧失行为能力、结婚、离婚或合并、分立、破产、解散以及发生其他可能影响其行使持有公司股权情形的情况下，股东的(i)继承人（包括配偶、子女、父母、兄弟姐妹、祖父母、外祖父母）或(ii)当时公司的股东或(iii)其股权和／或资产的受让人将被视为本协议的签署一方，继承及承担股东在本协议下的所有权利与义务，并根据届时适用的法律及本协议转让相关股权予甲方或其指定的第三人；
(15)	If death, incapacity, marriage, divorce or merger, separation, bankruptcy, dissolution and other circumstances that may affect one’s exercise of his equity occurs to a Shareholder, (i) shareholders’ heir (including spouse, children, parents, siblings, or grandparents), (ii) other shareholders of the corporation then, or (iii) the assignee of his equity and/or assets, will be deemed as a signatory of this agreement, who shall inherit and undertake all the rights and obligations under this Agreement, and shall transfer relevant shares to Party A or its designated third party in accordance with this Agreement and laws effective then;

(16)	应严格遵守本协议，并积极履行本协议项下的义务，并不得实施影响本协议的有效性和可执行性的所有行为；
(16)	Shareholders shall strictly abide by this Agreement and actively fulfill its obligations under this Agreement, and shall not conduct behaviors that would affect the validity and enforceability of this Agreement;

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3.3	如股东从乙方获得任何形式的分红、股息、利润分配或清算所得，该股东将上述分红、股息、利润分配或清算所得支付至甲方指定的银行账户；
3.3	If Shareholders obtains any form of bonus, dividends, distributed profits or proceeds from liquidation from Party B, Shareholders shall return the aforementioned bonus, dividends, profits or liquidation proceeds to a bank account designated by Party A;

3.4	乙方和股东应在法律允许的范围内，保证乙方的运营期限（包括其变更）不短于甲方的运营期限（包括其变更）。
3.4	Party B and Shareholders shall guarantee that Party B’s duration of operation (including its change) will be no shorter than Party A’s duration of operation (including its change) to the extent permitted by law.

4. 协议担保

4. Security

为了保证乙方和股东履行本协议项下的义务，股东同意以其在乙方拥有的全部股权质押给甲方作为担保，各方同意就此另行签订《股权质押协议》。

Shareholders agree to pledge all the equity of Party B that they hold to Party A as guarantee in order to ensure that Party B and Shareholders fulfill their obligations under this Agreement, and the Parties thereon agree to sign the “Equity Interest Pledge Agreement”.

5. 税费

5. Taxes and Fees

各方应当按照中国法律的要求，各自承担股权或资产转让及其登记所涉及的税及本协议在交易过程中产生的其它费用。

The taxes arising from equity or asset transfer and their registration and expenses accrued in the process of transactions shall be borne by each Party respectively in accordance with Chinese laws.

6. 协议转让

6. Assignment

6.1	未经甲方书面同意，股东和乙方不得将本协议项下的权利和义务转让予任何第三人；
6.1	Shareholders and Party B shall not transfer the rights and obligations under this Agreement to any third party without the prior written consent of Party A;

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6.2	甲方有权单方决定并提前六(6)天向股东和乙方发出书面通知将本协议项下的权利和义务全部或部分转让予任何第三方。
6.2	Party A is entitled to decide to transfer a part or all of the rights and obligations under this Contract to any third party unilaterally after a written notice is issued 6 days in advance.

7. 违约

7. Breach of Agreement

7.1	任何一方违反本协议的陈述、保证或承诺、未能履行或不完全履行本协议项下的义务、虚假陈述、隐瞒重大事实等行为均构成违约。违约方应依据中国法律规定承担违约责任；
7.1	Any breach of the representations, warranties or undertakings of this Agreement, failure to perform or fully perform the obligations under this Agreement, misrepresentation, or concealment of material facts, etc. constitutes a breach of contract. The Party in default shall be liable for breach of contract in accordance with Chinese Laws;

7.2	如乙方或股东出现违约行为，经甲方书面提示后三十（30）个工作日内仍未改正的，则甲方有权行使《股权质押协议》项下的质权。
7.2	If Party B or Shareholders has/have breached the contract and has/have not corrected it within 30 workdays upon the issuance of Party A’s written notice, Party A is entitled to exercise the pledge under the Equity Interest Pledge Agreement.

8. 生效、变更和解除

8. Validation, modification and termination

8.1	本协议自各方签字盖章之日起生效，有效期为五年；除非本协议期满前甲方提前三十（30）日通知乙方本协议不再续展，否则本协议将于有效期届满后自动续展一年，之后依此类推；
8.1	This Agreement shall be effective for 5 years from the date of signature by both Parties. This Agreement shall be renewed automatically for a year hereafter the expiration of this Agreement and so on unless upon Party B’s notice given 30 days prior to the expiration;

8.2	本协议的变更，必须经各方共同协商，并签署书面协议后方能生效；
8.2	Any changes to this Agreement shall become effective after mutual negotiations and a written agreement;

8.3	本协议经各方一致同意并签署书面协议方可解除。乙方和股东无权单方解除本协议，但甲方有权提前三十（30）日向乙方和股东发出书面通知而解除本协议。
8.3	This Agreement may be terminated by a written agreement. Party B and Shareholders have no right to unilaterally terminate this agreement, but Party A is entitled to terminate this Agreement by giving a written notice to Party B and Shareholders 30 days in advance.

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9. 保密

9. Confidentiality

9.1	乙方和股东均须对本协议的协商、签署过程、本协议的条款以及在履行本协议的过程中所知悉的甲方的任何信息、文件、数据等全部资料(统称为“保密信息”)予以严格保密。未经甲方的书面同意，乙方和股东均不得将保密信息披露给任何第三方，但以下情形除外：
9.1	Party B and Shareholders shall maintain confidentiality of the negotiation, execution and terms of this Agreement, and any information, documents, data, etc. obtained in the course of performing this Agreement (the “confidential information”). Party B and Shareholders shall not disclose such confidential information to any third party without Party A’s written consent, except for the information that:

(1) 已为公众所知悉的信息 (不包括乙方和股东披露的材料)；

(1) is or will be in the public domain (other than materials disclosed by Party B and Shareholders);

(2) 法律、法规和证券交易规则要求披露的信息，在此情况下，乙方和股东应在披露前把相关要求及时书面通知甲方；以及

(2) is under the obligation to be disclosed pursuant to the applicable laws or regulations or any stock exchange rules. Party B and Shareholders shall promptly notify Party A of the relevant requirements in writing; and

(3) 乙方和股东向其雇员、法律或财务顾问披露的与本协议有关的信息，该等雇员、法律或财务顾问须同样履行本条规定的保密义务；乙方和股东的雇员或法律、财务顾问对保密信息的披露视为乙方和股东对保密信息的披露，并由乙方和股东承担相关的责任；

(3) The employees, legal counsels or financial advisors of Party B and the shareholders shall be bound by the confidential obligations set forth in this Section. Disclosure of any confidential information by the employees, legal counsels and financial advisors of Party B and Shareholders shall be deemed as disclosure of such confidential information by Party B and Shareholders and Party B and Shareholders shall be held liable;

9.2	为免存疑，甲方有权向第三方披露保密信息，且对乙方和股东并不负有任何保密责任；
9.2	For avoidance of any doubt, Party A has the right to disclose confidential information to third parties, and is not bound by any confidentiality obligation to Party B and Shareholders;

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9.3	如果本协议的修改或终止或被认定无效或无法执行，本条款的有效性和可执行性应不受任何影响或削弱。
9.3	This Section shall survive changes to the termination, voidance and unenforceability of this Contract.

10. 不可抗力

10. Force Majeure

10.1	不可抗力事件指不能预见、不能避免并不能克服的客观情况，包括但不限于地震、洪水、火灾等自然灾害、政府行为、罢工、骚乱等社会异常事件；
10.1	Force Majeure events shall mean unforeseeable, inevitable, and unpreventable circumstances, including but not limited to natural disasters such as earthquakes, floods or fires, government actions, strikes, riots, and other social anomalies;

10.2	如果发生不可抗力事件，遭受不可抗力的一方应以最便捷的方式毫无延误地通知其他方当事人，并在不可抗力事件发生后的15日内向该等当事人提供该事件的详细书面报告及不可抗力事件发生地区公证机关出具的证明文件，并应当采取所有合理措施消除不可抗力的影响及减少不可抗力对对方造成的损失。遭受不可抗力的一方不承担违约责任。在不可抗力事件消失之后，双方均应继续履行本协议项下的义务。
10.2	In case of a Force Majeure event, the Party affected shall notify the other Parties without delay, and shall provide details of such event and documents issued by a notary within 15 days after the occurrence of the event. The Party affected shall adopt all reasonable measures to eliminate the influence of and minimize the loss caused by the Force Majeure event to the other party. The Party affected is not liable for breach of contract. The Parties shall continue to perform their obligations under this Agreement after the Force Majeure event ceases to exist.

11. 法律适用和争议解决

11. Governing law and resolution of disputes

11.1	本协议的生效、解释、履行、执行及争议解决等事项，均适用中国法律；
11.1	The effectiveness, construction, execution, and enforcement of this Agreement and the resolution of disputes shall be governed by Chinese laws;

11.2	凡由本协议引起的或与本协议有关的任何争议应按以下方式解决：
11.2	Disputes arising from or in connection to this Agreement shall be resolved by the following ways:

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(1)	本协议项下发生的及与本协议有关的任何争议应由双方协商解决，如争议产生后三十（30）日内双方无法达成一致意见的，在不违反法定管辖原则的前提下，该争议应提交至中国国际贸易仲裁委员并根据届时有效的仲裁规则进行仲裁。仲裁裁决应以书面形式作出，对于双方是终局的、并具有法律约束力；
(1)	In the event of any dispute arising from or in connection with this Agreement shall first be resolved through friendly negotiations. Should the Parties fail to reach an agreement within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration and arbitrated in accordance with its arbitration rules then effective, subject to the principle of legal jurisdiction. The arbitration award shall be final, in written form and binding on all Parties;

(2)	双方同意仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（为公司进行业务或为强制转让资产所需）、合同义务的实际履行、针对乙方之股权或土地资产的救济措施和针对乙方的清算令；
(2)	The Parties agree that the arbitration tribunal or the arbitrator shall have the right to grant remedies in accordance with the terms of this Agreement and applicable Chinese laws, including permanent and temporary injunctive relief (to carry out business activities or for a mandatory transfer of assets), specific performance of contractual obligations, remedies concerning the equity or land assets of Party B, and liquidation orders against Party B;

(3)	在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，纽约法院、百慕大法院、甲方注册地法院和乙方主要资产所在地的法院均应被视为具有管辖权；
(3)	To the extent permitted by Chinese laws, both Parties have the right to seek preliminary injunctive relief or other interlocutory remedies in to facilitate the arbitration when awaiting the formulation of the arbitration tribunal or otherwise under appropriate conditions. The Parties agree that the courts of New York and Bermuda, the court where Party A is registered and the court where the principal assets of Party B are located, shall all be deemed to have jurisdiction, under the circumstances that applicable laws are not violated;

11.3	本协议任何条款赋予双方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其它条款所享有的其它任何权利、权力或补救，且一方对其权利、权力和补救的行使并不排除该方对其享有的其它权利、权力和补救的行使；
11.3	Any rights, powers and remedies given to the Parties under any provision of this Agreement shall not preclude a Party from exercising any other rights, powers or remedies that it is entitled to in accordance with applicable law and other provisions of this Agreement. Moreover, a Party’s exercise of its rights, powers and remedies shall not preclude it from exercising other rights, powers and remedies that it is entitled to;

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11.4	一方不行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救(以下称“该方权利”)将不会导致对该等权利的放弃，并且，任何单个或部分该方权利的放弃亦不排除该方对该等权利以其他方式的行使以及其他该方权利的行使；
11.4	A Party’s failure to exercise or delay in exercising any right, power and remedy (the “Party’s Rights”) that it is entitled to under this Agreement or applicable laws shall not result in a waiver of such rights, and any single or partial waiver of such rights shall not preclude a Party from exercising such rights or other rights;

11.5	在争议产生及解决期间，除争议事项外，各方应继续享有本协议项下的其他权利并继续履行本协议项下的义务。
11.5	During the period of dispute and its resolution, the Parties shall continue to exercise other rights under this Agreement to perform their obligations under this Agreement except for the matters in dispute.

12. 其他条款

12. Miscellaneous

12.1	本协议是各方就本协议所涉内容的完整文件，构成本协议各方的一致意思表示，取代在本协议签署以前任何对本协议项下拟进行的交易所做的意图、表示及理解等口头或书面协议；
12.1	This Agreement is a comprehensive document that constitutes the Parties’ mutual agreement, and it supersedes any prior oral and written agreements such as intentions, representations and understandings regarding transactions contemplated under this Agreement;

12.2	通知
12.2	Notice

本协议项下的通知、同意、要求或其他通讯应以交快递公司、专人递送或电子邮件方式按以下所示地址和号码发出，除非对方书面通知其变更后的地址和号码。如果交快递公司递送或交专人递送，在送至有关的上述地址时视为已送达；如果经电子邮件发送，则在进入上述电子邮件系统时视为已送达：

All notices, consents, requests or other communications under this Agreement shall be delivered personally or by a commercial courier service or by email addresses listed below. Notices given by personal delivery or by courier service shall be deemed as effective upon the delivery to the address specified; Notices sent by email shall be deemed as effective upon logging into the specified email system:

甲方联系人：

地址：

邮编：

电话：

电子邮箱：

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Representative of Party A:

Address:

Postcode:

Phone:

Email address:

乙方联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of Party B:

Address:

Postcode:

Phone:

Email address:

股东指定的联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of Shareholders:

Address:

Postcode:

Phone:

Email address:

12.3	本协议正本中英文双语且一式叁份，各方各执壹份,并具有同等效力。中文版本与英文版本含义不一致时，以中文版本为准。
12.3	This Agreement is in both Chinese and English language, and it is in three copies, each Party having one copy with equal legal validity. the Chinese version shall prevail in case of any discrepancies between the Chinese and the English versions.

（以下无正文）

(The remainder is intentionally left blank)

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(各方于协议开端所述日期正式签署并交付本协议)

(The Parties have signed and executed this Agreement as of the date first above written)

甲方：上海乐盼商务信息咨询有限公司（盖章）

Party A: Shanghai Lepan Business Information Consulting Co., Ltd. (Seal)

法定代表人(或授权代表): /s/ Yong Qiang Yang

Legal Representative (or authorized representative):

乙方：深圳市前海乐富电子商务有限公司（盖章）

Party B: Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (Seal)

法定代表人(或授权代表): /s/ Yong Qiang Yang

Legal Representative (or authorized representative):

深圳市前海乐富电子商务有限公司股东杨永强、金为民（签章）：

Shareholders Yongqiang Yang and Weimin Jin in Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (Signature)

/s/ Yong Qiang Yang

杨永强/ Yongqiang Yang

/s/ Wei Min Jin

金为民/Weimin Jin

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